EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-64737, 333-83434, and 333-103917 on Form S-3 and Registration Statement Nos. 333-65157, 333-65406, 333-104254, 333-125259, and 333-143404 on Form S-8 of IDACORP, Inc. and Registration Statement No. 333-147807 on Form S-3 and Registration Statement No. 333-66496 on Form S-8 of Idaho Power Company of our reports dated February 27, 2008, relating to the consolidated financial statements and financial statement schedules of IDACORP, Inc. and Idaho Power Company (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158 and Financial Accounting Standards Board Interpretation No. 48), and the effectiveness of IDACORP, Inc. and Idaho Power Company's internal control over financial reporting,  appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Boise, Idaho

February 27, 2008